Calculation of Filing Fee Tables
S-8
PPG INDUSTRIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.66 2/3 per share	Other	1,500,000	$ 110.175	$ 165,262,500.00	0.0001381	$ 22,822.75
Total Offering Amounts:						$ 165,262,500.00		$ 22,822.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 22,822.75
Offering Note
[1]	The amount registered consists of 1,500,000 shares of Common Stock, par value $1.66 2/3 per share, of PPG Industries, Inc. ("Common Stock") authorized for issuance in connection with awards under the PPG Industries, Inc. 2026 Omnibus Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement shall be deemed to cover any additional shares of Common Stock to be offered or issued under the Plan pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. The proposed maximum offering price per unit and the maximum aggregate offering price are estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The maximum aggregate offering price is calculated as the average of the high and low prices reported for a share of Common Stock on The New York Stock Exchange on April 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources